UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 11, 2014
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On June 12, 2014, lululemon athletica inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended May 4, 2014 and certain other information. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. As previously announced, the Company has scheduled a conference call for 9:00 a.m. EST on June 12, 2014 to discuss financial results.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 12, 2014, the Company announced that John Currie has notified the Company of his intent to retire as the Company’s Chief Financial Officer by the end of the fiscal year. The Company will engage a leading executive search firm to initiate an open and comprehensive search for Mr. Currie’s replacement to allow for a smooth transition. A copy of the Company’s press release is attached hereto as Exhibit 99.2.

Item 8.01.	Other Events
On June 11, 2014, the Company's Board of Directors approved a stock repurchase program to buy back up to $450 million of its common shares in the open market at prevailing market prices. The timing and actual number of common shares to be repurchased will depend upon market conditions and other factors, in accordance with Securities and Exchange Commission requirements and it is expected to be completed in two years. Shares may be repurchased from time to time on the open market, through block trades or otherwise. Purchases may be started or stopped at any time without prior notice depending on market conditions and other factors. The Company intends to fund the share repurchase program through its available cash.

Item 9.01.	Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description

99.1	Press release entitled "lululemon athletica inc. Announces First Quarter Fiscal 2014 Results and $450 million Share Buyback Program," issued on June 12, 2014.

99.2	Press release entitled "lululemon athletica inc. Announces Retirement of Chief Financial Officer John Currie"

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: June 12, 2014	/s/ JOHN E. CURRIE
John E. Currie
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled "lululemon athletica inc. Announces First Quarter Fiscal 2014 Results and $450 million Share Buyback Program," issued on June 12, 2014.

99.2	Press release entitled "lululemon athletica inc. Announces Retirement of Chief Financial Officer John Currie"